EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


                                                                            THREE MONTHS ENDED
                                                                   -------------------------------------
                                                                   FEBRUARY 28,              FEBRUARY 28,
                                                                      1995                      1994
                                                                   -----------               ----------
(In thousands, except per share data)
PRIMARY

Average shares outstanding                                           10,407                    10,062
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                        2,196                     2,421
                                                                    -------                   -------
      TOTAL                                                          12,603                    12,483
                                                                    =======                   =======

Net income (loss)                                                   $ 3,015                   $(2,653)
                                                                    =======                   =======
Per share amount                                                    $   .24                   $   .21
                                                                    =======                   =======


FULLY DILUTED

Average shares outstanding                                           10,407                    10,062
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                2,226                     2,448
                                                                    -------                   -------
     TOTAL                                                           12,633                    12,510
                                                                    =======                   =======

Net income (loss)                                                   $ 3,015                   $(2,653)
                                                                    =======                   =======
Per share amount                                                    $   .24                   $  (.21)
                                                                    =======                   =======

EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


                                                                             NINE MONTHS ENDED
                                                                   -------------------------------------
                                                                   FEBRUARY 28,              FEBRUARY 28,
                                                                       1995                     1994
                                                                   -----------               ----------
(In thousands, except per share data)
PRIMARY

Average shares outstanding                                           10,353                     10,021
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                        2,280                      2,225
                                                                    -------                    -------
     TOTAL                                                           12,633                     12,246
                                                                    =======                    =======

Net income                                                          $ 8,659                    $ 1,661
                                                                    =======                    =======
Per share amount                                                    $   .69                        .14
                                                                    =======                    =======


FULLY DILUTED


Average shares outstanding                                           10,353                     10,021
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                2,280                      2,481
                                                                    -------                    -------
     TOTAL                                                           12,633                     12,502
                                                                    =======                    =======


Net income                                                          $ 8,659                      1,661
                                                                    =======                    =======
Per share amount                                                    $   .69                        .13
                                                                    =======                    =======



                                     - 16 -